Exhibit 99.1
Earnings Call Transcript Q1/2008
RAE Systems Inc. (AMEX:RAE)
Q1 2008 Financial Release Conference Call Transcript
May 5, 2008, 1:30 pm PST
The Operator:
Ladies and Gentlemen, thank you for standing by. Welcome to the RAE Systems Inc. first quarter 2008 earnings conference call. (Caller Instructions — listen only mode, how to indicate for questions, reminder call is being recorded). I would now like to turn the call over to Bob Durstenfeld, Director of Investor Relations.
Mr. Bob Durstenfeld:
Thank you. Good afternoon, everyone, and thank you for joining us today. With me today are Robert Chen, our Chief Executive Officer and Randy Gausman our Chief Financial Officer. If you have not seen today’s earnings release, it can be retrieved from our website at raesystems.com, or from Market Wire, Yahoo Finance or similar websites. If you would like a replay of this conference call, it can be retrieved two hours after this call from our website or from links in the call announcement.
I would like to remind you that the matters that we will be discussing today include forward-looking statements, as that term is used in Section 21E of the Securities Exchange Act of 1934, and as such, are subject to risks and uncertainties. Forward-looking statements may include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at www.sec.gov or our website. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.
As a reminder, we will not be commenting on analyst models.
Today, Bob Chen will review our first quarter highlights and business strategies for 2008. Randy Gausman will review the financial results for the first quarter ended March 31, 2008. Following a brief summary by Bob Chen, we will open up the call for questions and answers.
I’ll now turn the call over the Bob Chen. Bob?
Mr. Bob Chen:
Thank you, Bob.

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Good afternoon and thank you for joining us on our first quarter 2008 conference call. I will provide a summary of the financial highlights and a business update. Then our CFO, Randy Gausman, will elaborate further on the financial results.
For the first quarter of 2008, revenue was $17.9 million dollars. This was below our expectations, due to the impact of the strongest ice storms on record in China and significant order delays in the Americas. As a result revenue was flat when compared with the first quarter of 2007.
In spite of the slow start in the first quarter we are confident that we will achieve our revenue guidance of $104 to $109 million dollars and be profitable for the full year.
Let me highlight three reasons why we remain confident:
•	First we are expanding into several potentially big and exciting new markets:
•	In China, we have begun making inroads into the transportation infrastructure security market, this includes solutions for air, railroad and shipping.

•	RAE Fushun’s business is growing according to our plans and RAE Fushun has been selected by the Tiefa Coal Mine Group to develop and deliver a digital mine safety and management system. IT will provide an above-ground information and command center. And below ground communications, process management, personnel and asset tracking systems. We anticipate being able to extend this technology to other markets.

•	We are the only supplier to provide a complete wireless gas detection solution with ATEX approval for use in the most hazardous and potentially explosive working environments in the European and Middle East oil and gas market.

•	We now have doubled our product offering with ATEX certificates to offer a full line of toxic gas monitors for the European energy and industrial markets.

•	We are beginning to make inroads into the Russian oil and gas markets and are continuing to expand our market presence in those markets in both Canada and Latin America.
•	Second, we have many new and differentiated products with better sensors and wireless network connectivity.
•	This year we have already introduced 3 new products with a strong product road map for the future. These products are versatile, and designed for global applications in energy, industrial, environmental and government safety. The products strengthen our brand, expand our sales opprotunities and protect our gross margins.
•	And third, we have implemented operational and product cost reduction programs that will have a positive impact on the bottom line beginning in Q2 2008.
With that, I would now like to turn the call over to Randy Gausman, our CFO for the financial review.
Randy, please go ahead,
Mr. Randy Gausman
Thank you, Bob.

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I will begin by commenting on the first quarter financial highlights.
▪	We delivered revenue of $17.9 million, with a gross margin of 50%.

▪	Operating expenses were $11.4 million or 64% of revenue. As announced, at the end of the first quarter, we have implemented a cost reduction program to reduce operating expenses across the company.

▪	The first quarter net loss was $2.3 million, or $0.04 per share.
Looking at the first quarter financial results in greater detail, revenue of $17.9 million was essentially unchanged from the first quarter of 2007. In the first quarter, the Americas contributed 42 percent of our total revenue, Asia contributed 37 percent and Europe contributed 21 percent.
Gross margin for the first quarter was 50 percent, compared with 51 percent for the same quarter of 2007. The slight decline was attributable to a change in the sales mix of products sold in the Americas and China. In the Americas, we sold less multi-gas and radiation products, and in China, we sold fewer higher-margin RAE branded products in the first quarter.
Sales and marketing expenses were $5.4 million in the first quarter of 2008, or 30 percent of revenue compared with $5.2 million or 29 percent of revenue for the first quarter of 2007. Total sales and marketing expenses increased primarily due to higher personnel expenses related to increased headcount in the Americas, compared with the prior year, and severance expenses related to the 10 percent reduction in force in the Americas at the end of the first quarter.
Research and development spending was $1.7 million, or 10 percent of revenue, which was essentially unchanged from the prior year’s first quarter.
G&A expenses were $4.3 million, or 24 percent of revenue compared with $5.1 million or 28 percent of revenue for the first quarter of 2007. The decrease is primarily related to $1.2 million in consulting and legal fees in the first quarter of last year attributable to the Polimaster arbitration. Partially offsetting this decrease was an increase in rent expenses related to our new facility in Denmark and our San Jose headquarters.
Overall, first quarter 2008 operating expenses were $11.4 million or 64 percent of revenue compared with $12.0 million or 67 percent of revenue for the first quarter of 2007, excluding a $0.6 million reduction in a lease abandonment accrual adjustment in the first quarter of 2007. Including the lease adjustment accrual, total G&A expenses for the first quarter of 2007 were $11.3 million or 63 percent of revenue.
As I previously stated, in the first quarter the company implemented a workforce reduction program in the Americas and cut other operating expenses. The benefit of these actions is expected to be recognized beginning in the second quarter. We believe these actions, combined with our continuing focus on cost control and productivity improvements, will result in an 8 to 10 percentage point reduction in total operating expenses as a percent of revenue for the full year in 2008. To be more specific, 2007 operating expenses were 56 percent of revenue. We expect 2008 operating expenses as a percent of revenue to be between 46 percent to 48 percent. Also, we have

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implemented product costs reductions in our Shanghai manufacturing operations to sustain our revised targeted gross margins of 50 to 53 percent for the year and improve our operating performance.
For the first quarter, the net loss was $2.3 million or $0.04 per share, compared with a net loss of $2.3 million or $0.04 per share for the first quarter of 2007. As we have stated previously, our goal is to return the company to sustainable profitable growth this year
Focusing on the balance sheet, we had cash of $14.2 million at March 31, 2008 compared with $15.9 million at December 31, 2007.
•	Cash used in operating activities for the first quarter was $0.8 million, which consisted of a $1.4 million loss from operations adjusted for non-cash items which was partially offset by a $0.7 million increase in working capital and the use in other non-current assets and liabilities of $0.1 million.

•	Purchases of property and equipment were $0.3 million.

•	Net cash used in financing activities was $0.8 million, primarily to repay bank borrowings.
Accounts receivable declined by approximately $2.9 million to $19.8 million at March 31, 2008, compared with the prior quarter. DSOs were 101 days at quarter end, compared with 91 days at December 31, 2007. The increase in DSOs was due to slow collections in China resulting in part from the effects of the Chinese New Year holiday period in the first quarter. Our expectation is that collections and consequently DSOs will improve in each of the remaining quarters of this year.
Net inventory increased by $1.9 million to $19.4 million for the quarter ended March 31, 2008 compared with $17.5 million at December 31, 2007. Inventory turn was 1.6 times in the first quarter compared with 2.3 times for the fourth quarter of 2007. This represents about 222 days of inventory compared with 157 days of inventory at December 31, 2007. The decrease in inventory turns and increase in inventory days reflects an increase in inventory at our China operations due to lower than expected sales in China and the Americas in the first quarter of 2008.
Now, I will make a few comments about our forward looking guidance. We are reaffirming our full year 2008 revenue guidance to be in the range of $104 to $109 million. We are narrowing our expected gross margin target to be in the range of 50 to 53 percent for the year, reflecting an expected increase in the revenue contribution from our China operations in 2008. We expect to be profitable for the full year in 2008.
Now, I will turn the call back over to Bob Chen for his closing remarks.
Mr. Bob Chen
Thank you, Randy,

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•	As we continue into 2008, our global operations are improving.

•	We have put cost control and manufacturing process improvements in place and we expect to see the impact beginning in the second quarter.

•	We are experiencing ongoing demand for our products, and we believe our global diversification and focus on the industrial sector will yield positive results.
•	In China — we continue to see business from steel mills, oil, gas and coal. And now transportation infrastructure presents a new opportunity for us.

•	In both the Americas and Europe — we continue to see expanding market opportunities in the oil and gas industry.
•	We introduced 3 new products with more on the way. We expect these new products will contribute to both revenue growth and increased market penetration in the oil and gas industry worldwide.
In conclusion, I would like to reaffirm our revenue guidance of between 104 million dollars to 109 million dollars for 2008, with the goal of positive Earnings Per Share for the full year.
I would now like to open the floor to questions.
Operator, please open the call to questions at this time.
QUESTION AND ANSWER SESSION
Operator
  (OPERATOR INSTRUCTIONS) And, your first first question comes from the line of Brian Ruttenbur of Morgan Keegan. Please proceed.
Brian Ruttenbur — Morgan Keegan — Analyst
  Thank you very much. First question I have is on cost controls. It looks like you’re — you’re starting to get some of the costs in line. Can you talk about, in 2008, your goal is to have, I guess, your operating expenses to be down to 46% to 48%. Is that going to be mainly in the sales and marketing R&D or G&A? Where — where is it going to come from — the biggest chunk coming from?
Randy Gausman — RAE Systems Inc — CFO
  Brian, this is Randy. We’ve looked at all of our operating expenses, and I would say that, primarily, where we’re going to see the biggest change is in sales and marketing and G&A. We’ve looked at our R&D operating expenses, and, frankly, we want to make sure we continue to invest in R&D at a rate of 8% per year, or 8% of our revenue per year. So, look for the biggest changes in sales and marketing and G&A.
Brian Ruttenbur — Morgan Keegan — Analyst

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 Okay. And then, number of job cuts. Can you talk about how much you’ve cut, or is this just expense control?
Randy Gausman — RAE Systems Inc — CFO
 It’s both. In the Americas, when we announced this cost reduction and work-force reduction program on March 28th, we indicated at that time that we had cut 10% of our work-force in the Americas. We have also been selectively reducing our work-force in our China operations as well. And, so —
Brian Ruttenbur — Morgan Keegan — Analyst
 Have you cut that work-force by 5%? Or have you — what’s going on there?
Randy Gausman — RAE Systems Inc — CFO
 Not — on both basis of attrition, and, selectively, we are making some changes in the sales and marketing work-force in China. So, that’s been done more on a selective basis, but the biggest cuts have come in Americas —
Brian Ruttenbur — Morgan Keegan — Analyst
 Okay.
Randy Gausman — RAE Systems Inc — CFO
 in terms of percentages.
Brian Ruttenbur — Morgan Keegan — Analyst
 Is there going to be any one-time charges from all these cuts coming in the second quarter?
Randy Gausman — RAE Systems Inc — CFO
 Actually, there — there was a severance charge of $100,000 related to the Americas reductions in force, and that was booked in Q1.
Brian Ruttenbur — Morgan Keegan — Analyst
 Okay. Do we expect — did you expect anything in Q2?
Randy Gausman — RAE Systems Inc — CFO
 No, we do not.
Brian Ruttenbur — Morgan Keegan — Analyst
 Okay. Your cash situation. You have all your cash in just money market, or what?

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Randy Gausman — RAE Systems Inc — CFO
 Yes, it’s all in current accounts.
Brian Ruttenbur — Morgan Keegan — Analyst
 Okay. And, do you expect to be cash flow positive in the second quarter?
Randy Gausman — RAE Systems Inc — CFO
 We certainly expect to be cash flow positive for the year, as our DSOs come down and collect more of our receivables and improve our inventory turns. That will certainly improve our working capital situation. We expect to spend a little bit more in property plant equipment in the second quarter compared to the first quarter. But for the full year, we expect to be cash flow positive.
Brian Ruttenbur — Morgan Keegan — Analyst
 Okay. And, then in terms of revenue, you sequentially typically have an upward trend from first quarter to second quarter, and then on to third quarter and fourth quarter. So, the first quarter is always your weakest. Do we expect that same trend to continue?
Randy Gausman — RAE Systems Inc — CFO
 Yes, we do.
Brian Ruttenbur — Morgan Keegan — Analyst
 Okay. And, it typically ramps up $3 or $4 million and then kind of going from there, is that a good way to model?
Randy Gausman — RAE Systems Inc — CFO
Brian, we haven’t given a specific guidance, but we expect to see an increase in the orders across the company in the second quarter and third and fourth. So, it is more comparable to what the revenue pattern we’ve seen in the past.
Brian Ruttenbur — Morgan Keegan — Analyst
 Hey, very good. Those are my questions. Thank you.
Randy Gausman — RAE Systems Inc — CFO
 Alright. You’re welcome
Operator

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(OPERATOR INSTRUCTIONS) You appear to have no further questions — Actually, we do have a question from the line of Ken Liddy of Wachovia Securities. Please proceed.
Ken Liddy — Wachovia Securities — Analyst
 Hi, yes. Could you talk a little bit about this digital mine order?
Bob Chen — RAE Systems Inc — President/CEO
 Okay. Ken, this is Bob Chen. this is a very exciting opportunity, the digital mine, and we have an order from Tiefa Coal Mine Group, one of the large coal mines in Tiefa. They gave us an order to develop a pilot project do the command and control center, and well as the tracking and communication processes control in the mines. And, this is one of the major expenditures from the coal mine safety funds for the coal.
So, we believe this project will have a far-reaching impact, not only for this mine, but also several other large mines, and also the technology developed here can also have other applications in other energy field area. We are very excited about it, it involves our sensors and our wireless connectivity and also various types of products that we have.
Ken Liddy — Wachovia Securities — Analyst
 The —the corporation you are working with, are they a large — very large mine owner in Chine?
Bob Chen — RAE Systems Inc — President/CEO
 Yes. It is one of the very large coal mine groups, yes.
Ken Liddy — Wachovia Securities — Analyst
 And, will you receive any type of certification or anything like that if you pass their pilot? Is there any type government certification you have to achieve?
Bob Chen — RAE Systems Inc — President/CEO
 Yes. All our equipment deployed under the mine has to be intrinsically safe and also has to have China’s mine safety approval. Yes, of course, the entire system will get approval.
Ken Liddy — Wachovia Securities — Analyst
 It’s in the process, I guess?
Bob Chen — RAE Systems Inc — President/CEO
 All the equipment we install there has to be mine safety approved.

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Ken Liddy — Wachovia Securities — Analyst
 Okay. And, what is the potential revenue with — with this particular opportunity?
Bob Chen — RAE Systems Inc — President/CEO
 I think it’s pretty — pretty big one. We don’t give a detail, but it’s very, one of the growth area for our Fushun Coal Mine Company.
Ken Liddy — Wachovia Securities — Analyst
 I mean, is this a — is it a type of order that we should be paying attention to? Any updates on?
Bob Chen — RAE Systems Inc — President/CEO
 I think it’s significant, yes.
Ken Liddy — Wachovia Securities — Analyst
 You mentioned there was a shortfall in revenue in the first quarter due to the ice storms. Is any of that revenue likely to hit the second quarter?
Bob Chen — RAE Systems Inc — President/CEO
Yes, some of the things will probably be made up in the second quarter.
Ken Liddy — Wachovia Securities — Analyst
 And, when do you expect to be achieving ongoing profitability?
Bob Chen — RAE Systems Inc — President/CEO
We definitely in Q2. Definitely, for the whole year, we would like to get our company back on — to sustainable profitability.
Ken Liddy — Wachovia Securities — Analyst
 Do you think that it’s reasonable to begin achieving quarter-to-quarter as sustainable possibility any time soon?
Bob Chen — RAE Systems Inc — President/CEO
 It certainly is our goal, yes.
Ken Liddy — Wachovia Securities — Analyst
 Okay. That’s all the questions I have for now. Thanks.

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Bob Chen — RAE Systems Inc — President/CEO
 Okay. Thank you, Ken.
Operator
 And, your next question comes from the line of Kevin Dede of Morgan Joseph. Please proceed.
Kevin Dede — Morgan Joseph — Analyst
 Afternoon, guys.
Randy Gausman — RAE Systems Inc — CFO
 Good afternoon.
Bob Chen — RAE Systems Inc — President/CEO
 Good afternoon, Kevin.
Kevin Dede — Morgan Joseph — Analyst
 I — Bob, just looking from the 20,000-foot view, can — can you talk to sort of the economic environment, and whether or not you are seeing any negative implications on your customers’ willingness to spend?
Bob Chen — RAE Systems Inc — President/CEO
 Are you talking about —
Kevin Dede — Morgan Joseph — Analyst
 Yes, I mean just geographically, China, U.S., Europe.
Bob Chen — RAE Systems Inc — President/CEO
 Okay. I will start with the Europe. Because of Q1, Europe is doing very well, it carried our growth for the first quarter, even though the magnitude is not quite up to the Americas or China. But, Europe and Middle East, and that’s very exciting. And as I mention, Europe, we needed the ATEX certification, So, this is the first time in Europe, we have all of the approval in Europe, Russia and the Middle East.
And, in China, we really do not see any slowdown, and the oil, gas, the steel, the infrastructure continue to be there. And, also we see the transportation infrastructure because China is finally caught up with developed countries like America and Europe, sensitive to the security. So, we are expanding into the security of the transportation, air, railroad, and shipping. So, we have a very good presence in there, and, ongoing,

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the environmental spending in China is picking up, the coal mine safety, the fund is there. Our Fushun joint venture we very confident that the mines have the money to spend on the products we make. So, we feel the primary demand for our product in China is very strong. And in Americas, I think we also feel reasonably very confident. The oil energy sector in both in America, in Canada, in Latin America, these are the areas we’ve focused and our product introduced recently with our MiniRAE 3000, our calibration docking station, our wireless products. These are the excellent products that benefit the energy sector.
So, overall, I think our business is healthy. Our products and technology is well positioned, just like Randy said. We really put a lot of effort to do our cost reduction and expense control. So, we are shooting for sustainable growth and profit.
Kevin Dede — Morgan Joseph — Analyst
 Can — can you generally be more specific with regard to the focus of your cost reduction, and then give us an update on the integration of facilities in China? I mean, are — are you going to pull most of your head count out here in the U.S.? Or, do some of the synergies come in the integration of your facilities in China?
Bob Chen — RAE Systems Inc — President/CEO
First of all, speaking of the cost structure in the Americas, particularly in sales and marketing, we took a reduction in force of 10% to get a more efficient. The other one in China, we consolidated several spaces to get a more efficiency out of it. We are also looking at some of the manufacturing operations to be relocated to the area that gives us a better, lower labor rate and better efficiencies. We are looking continue looking for ways to reduce our standard manufacturing costs, to improve the yield, improve the labor efficiency, and improve the material purchase.
So, the operational expensesare coming down, and our product costs are coming down. We continue to develop new products to improve our gross margin. And, also in China, selling more and more of our brand of a product to get our product mix up for the higher gross margins. So, these are the areas we are working on to improve our profitability.
Kevin Dede — Morgan Joseph — Analyst
 Okay. So, I guess I should take away from that, that the most of the head count reductions were sales- and marking-related in the U.S., and not so much integration of facilities in China?
Bob Chen — RAE Systems Inc — President/CEO
 Actually, China has some steady head count reduction, not only this year, but, also, beginning of the last year. They had normal attrition, and we used the opportunity to consolidate head count and space in China.
Randy Gausman — RAE Systems Inc — CFO

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Kevin, this is Randy. Let me make some additional comments. Specifically related to the Americas, one of the things that we noticed, and you may have noted in my comments about our first quarter expenses in the Americas, was that the Americas staff had grown ahead of revenue in 2007 and for a good part of the first quarter of 2008. And, so as we saw it, it was necessary for us to make some changes in the organization in the Americas in the first quarter, which we implemented. And, we made a change, at the top as well as some of the more senior level positions in the Americas to both flatten the organization and make it more efficient. And, on a going forward basis, we believe we have an organization in place in the Americas now that is better suited for our expected revenue growth. Now, that’s not to say that as we grow in some other markets, like as we expand in Canada and Latin America and grow our oil and gas vertical market in the Americas, that we may not add some specific resources in those markets to help accelerate that growth, but the plan is to benefit from the revenue growth first before we add — add any additional expenses.
But, I’d say today, the Americas organization is much more defined, based on the potential revenue growth than it was in the past. And then, in terms of China, you’ve heard me speak in the past about integration. We are implementing a new ERP system at KLH, or RAE Beijing, during this quarter, and we look to do that later in the year at our RAE Fushun operations. So out of that, we expect to get some benefits as well.
Bob indicated about manufacturing in Shanghai, where we have the manufacturing plant, our vice-president of manufacturing there has identified a number of improvement opportunities, particularly to materials purchasing as well as some additional manufacturing efficiencies. And, we expect that when we move to our new facilities in Fushun later this year, we will pick up some additional benefits there. Because presently, we are still in the existing facility that Fushun has been in since 1953. So, we will be moving to a new, more modern factory later this year, and we expect to see some benefits from that. So, fromsteps we’ve taken we are going to experience the benefits immediately. Some, it’s going — will come later in the year.
Kevin Dede — Morgan Joseph — Analyst
 Okay. How about the, I think if I remember correctly, you were working on a facility to house the Fushun JV. Now, what’s the progress relative to that?
Randy Gausman — RAE Systems Inc — CFO
 That’s what I was referring to. That’s new facility is still under construction, and we expect to move into that new facility later this year.
Kevin Dede — Morgan Joseph — Analyst
 And then at the time you move in, you’d expect to be able to integrate on the back-end, too? Reporting side?
Randy Gausman — RAE Systems Inc — CFO

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 We expect to implement a new ERP system once that move is completed. Plus, we look to see if there are some additional manufacturing synergies we can get between RAE Fushun and RAE Shanghai.
Kevin Dede — Morgan Joseph — Analyst
 Alright. Can you give us sort of a broad overview of the energy picture in China, specifically with respect to coal first? Understood that there was a fund that was being raised to help promote safety, and kind of curious about how that’s developing, whether or not you are seeing spending out of that fund? And, also how the overall end-market looks?
Bob Chen — RAE Systems Inc — President/CEO
 So, I think the coal, the statistic published for 2007, actually, China has a 12.4% annual growth of mined coal upwards from 1.4 billion tons in 2002, in 2007 it was 2.5 billion tons. They anticipate that in 2010 about 3 billion ton of coal will be mined. And, so, I believe the energy picture for the coal industry continues to be strong and the price of the coal will increase along with our customer base
And, also for the oil and gas, we continue to receive good orders from China Petro and all the oil and gas companies in China for the refineries and exploration. and, also, we are trying to make an in-road into some of the nuclear power plants, but it’s small — at the beginning stage. But, overall, we think in China in the energy sector for the coal and the oil and gas, continues to be a major driving force for us.
Kevin Dede — Morgan Joseph — Analyst
 So, Bob, can you speak to on the oil and gas sector? Are you seeing orders for your — your safety gear that’s being shipped to Chinese facilities outside of China, number one? And, then, number two, can — can you talk a little bit about the safety fund, and whether or not you are seeing spending come from that?
Bob Chen — RAE Systems Inc — President/CEO
 Oh, yes.
Kevin Dede — Morgan Joseph — Analyst
 On the coal side?
Bob Chen — RAE Systems Inc — President/CEO
 Yes, the coal side, the safety fund, I believe I commented last year, I think the safety funds continue to be collected. We believe that is also funding growth for the — likes of our digital mine project, I mentioned earlier. This is also a benefit from the safety funds. So, believe safety fund is, definitely being utilized by all the coal mines —.

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Kevin Dede — Morgan Joseph — Analyst
 So you, what you are saying is that you are starting to see monies coming from that fund to support safety?
Bob Chen — RAE Systems Inc — President/CEO
 Yes. Absolutely.
Kevin Dede — Morgan Joseph — Analyst
 Safety initiatives.
Bob Chen — RAE Systems Inc — President/CEO
 Absolutely, The top three expenditure for the safety funds for the last year and also early part of this year, we have seen the top one is spending on the Coal bed Methane gas extraction, and the other one is like a digital mine integrated system. It’s a big spending. And, another one is the — for the miners’ rescue, the breathing apparatus, and self-rescue breathing device and for the rescue area. Those are big expenditures. So, we see spending on all this safety equipment spending from across all the mines is increasing.
Kevin Dede — Morgan Joseph — Analyst
 Okay. And, could you say whether or not — whether — whether or not some of your gear is actually being shipped to Chinese facilities outside of China?
Bob Chen — RAE Systems Inc — President/CEO
 Certainly, that could be a possibility, but we cannot comment at this time.
Kevin Dede — Morgan Joseph — Analyst
 Okay. Well, thank you for taking my questions, gentlemen. I appreciate — I appreciate your answers.
Bob Chen — RAE Systems Inc — President/CEO
 Thank you, Kevin.
Operator
 And, your next question is a follow-up from the line of Ken Liddy. Please proceed.
Ken Liddy — Wachovia Securities — Analyst

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 Hi. You had mentioned in your opening statements a bit about some opportunities in Russia and in Europe for the oil and gas industries. Could you talk a little bit more about that?
Bob Chen — RAE Systems Inc — President/CEO
 To sell into Russia oil and gas our product, first of all, our product line is very suitable for oil and gas, like a PID product or wireless product. And, our product has come through Russia’s safety approval. So today, we have our product line approved for Russia safety. So, our European business executive is working actively to have a sales program to the Russian market.
Ken Liddy — Wachovia Securities — Analyst
 How long have you been approved by Russia?
Bob Chen — RAE Systems Inc — President/CEO
 I will say — mid-last year.
Ken Liddy — Wachovia Securities — Analyst
 Okay. And, based on your revenue through this quarter and the revenue you are projecting, it looks to me that you are expecting some dramatic improvement in revenue over the next three quarters. Do you expect that to be very similar to last year as far as weighted more in the second half, or should we start seeing something closer to the $25, $30 million rev — revenue area this next quarter?
Bob Chen — RAE Systems Inc — President/CEO
 We probably see there will be improvement in Q2, and, also for the full year guidance, we are reasonably very confident that we will achieve that total number.
Ken Liddy — Wachovia Securities — Analyst
 I mean, it works out to roughly $29 million a quarter. That’s a far cry from $17 million.
Randy Gausman — RAE Systems Inc — CFO
 But, I think, Ken, if you look at our revenue performance historically, our best quarter, typically, is the third and fourth quarter followed by the second quarter and then the first quarter. And, I would expect to see a similar pattern for 2008 as we’ve seen in the past. So that — to simplify what I just said, I think we see a bigger ramp in the second half of the year, but, although we expect to see certainly improvement in the second quarter of this year. But, it’s fairly typical of the pattern we’ve seen historically.
Ken Liddy — Wachovia Securities — Analyst

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 How long do you expect to really start seeing the benefits of some of the cost reductions?
Randy Gausman — RAE Systems Inc — CFO
 We expect this quarter, Q2.
Ken Liddy — Wachovia Securities — Analyst
 Q2? And, do you — you had mentioned a 46% to 48% operating expenses, am I correct?
Randy Gausman — RAE Systems Inc — CFO
 Yes, that’s for the full year. By the end of the year, that’s what you — we would expect to see.
Ken Liddy — Wachovia Securities — Analyst
 And, what were they for the quarter?
Randy Gausman — RAE Systems Inc — CFO
 We — we haven’t given the breakdown by quarter, but that’s —
Ken Liddy — Wachovia Securities — Analyst
 For this quarter, what — what was that number actually?
Randy Gausman — RAE Systems Inc — CFO
 Total operating expenses for this quarter were 64%.
Ken Liddy — Wachovia Securities — Analyst
 Okay. So, it — obviously, the revenue is going to give a big benefit also.
Randy Gausman — RAE Systems Inc — CFO
 Well, not only that, but, it will also benefit from the cost reduction programs that we’ve put in place as well.
Ken Liddy — Wachovia Securities — Analyst
 That 46% to 48%, are you looking to improve upon that in 2009, or do you look to have that as your sustainable —?
Randy Gausman — RAE Systems Inc — CFO

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 Actually, we expect on our long-term business model that we would generate operating income of around 12%.
Ken Liddy — Wachovia Securities — Analyst
 12%?
Randy Gausman — RAE Systems Inc — CFO
 But, we would expect to improve on that over the long-term.
Ken Liddy — Wachovia Securities — Analyst
 And —
Randy Gausman — RAE Systems Inc — CFO
 Of course, that — that is predicated on continuing top-line growth and — and efficient operations.
Ken Liddy — Wachovia Securities — Analyst
 At this time, do you expect any other one-time expenses, charges, in the next few quarters? I know —
Randy Gausman — RAE Systems Inc — CFO
 No, We do not.
Ken Liddy — Wachovia Securities — Analyst
 And, has the company considered any ways to boost your [Horter] value?
Randy Gausman — RAE Systems Inc — CFO
 Well, — what we are focused on is — at this time is improving our operation efficiency, keeping our costs in control and expanding our markets and products. But, if you are referring to any financial engineering or stock repurchase, no, there are no plans at this time.
Ken Liddy — Wachovia Securities — Analyst
 Okay. Okay, that’s all the questions I have for now. Thank you.
Randy Gausman — RAE Systems Inc — CFO
 All right.
Operator

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 And, sir, you have no further questions at this time.
Bob Chen — RAE Systems Inc — President/CEO
Thank you,
 Although our first quarter financial results are — were not what we expected, we are confident that our new product introductions, cost reductions and our expanding market opportunities worldwide will enable us to achieve our financial objectives for 2008. I would like to thank you for your continued support of RAE Systems and look forward to speaking with you on our second quarter conference call.
Operator
 Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.
Operator
Gentlemen, if there are no further questions. I would like to turn the call back to Bob Chen for his closing remarks.
Mr. Bob Chen
Although our first quarter financial results were not what we expected, we are confident that our new product introductions, cost reduction and our expanding market opportunities worldwide will enable us to achieve our financial objectives for 2008. I would like to thank you for your continued support of RAE Systems and look forward to speaking with you on our second quarter conference call.
Operator
Ladies and gentlemen, this concludes the first quarter 2007 earnings call for RAE Systems. Thank you for joining in.

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